The PNC Financial Services Group, Inc. Lehman Brothers 2003 Financial Services Conference September 8, 2003 EXHIBIT 99.1

Cautionary Statement Regarding Forward-Looking Information This presentation contains forward-looking statements with respect to PNC's outlook or expectations relating to its future business, operations, financial condition, financial performance, asset quality, and the effects of the pending acquisition of United National Bancorp. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties. The forward-looking statements in this presentation are qualified by the factors affecting forward-looking statements identified in the Appendix included in PNC's written materials distributed at this conference and in the version of these slides posted on PNC's website at www.pnc.com as well as those factors previously disclosed in PNC's SEC reports (accessible on the SEC's website at www.sec.gov and on PNC's website). Future events or circumstances may change PNC's outlook or expectations and may also affect the nature of the assumptions, risks and uncertainties to which the forward-looking statements are subject. The forward-looking statements in this presentation speak only as of the date of this presentation, and PNC assumes no duty and does not undertake to update them.

PNC will be a premier financial services marketing company reflecting in our actions a deep understanding of the needs, values and aspirations of our customers, employees, communities and shareholders PNC will be defined as a company with: Above Average Growth Our Vision High-Return Business Mix Moderate Risk Profile

Building an Integrated Risk Management Foundation Only risks intended to increase shareholder value are acceptable Business decisions are limited by a set of "boundaries" Balance cautionary risk taking with the need to grow Goal To be one of the more highly- rated financial services companies in the U.S. Principles

Disciplined Approach to Managing Interest Rate Risk Objective Limit reliance on a particular interest rate scenario as source of earnings 2003 Balance Sheet Initiatives First half...maintained sensitivity to lower rates and limited extension risk Second half ... with recent rate increases, have added fixed rate assets to produce a more balanced risk position

Conservative Credit Risk Profile Nonperforming loans to loans 0.95% 0.98% 0.84% Net charge-offs to average loans (YTD) 0.57% 0.90% 0.86% Allowance for credit losses to loans 1.95% 1.66% 2.00% Allowance to net charge-offs (YTD) 3.4x 2.3x 2.5x Source: SNL DataSource; PNC as reported S&P and Moody's peer groups defined in Appendix PNC A-/A2 S&P A June 30, 2003 Moody's A1 PNC Compares Favorably to Banks Rated One Level Higher

PNC Advisors Wholesale Banking Regional Community Banking BlackRock PFPC 0.06 0.23 0.54 0.13 0.04 PNC's Valuable Business Mix 13% 4% 54% Percentage of First Half 2003 Total Business Earnings 23% 6% Regional Community Banking Wholesale Banking PNC Advisors PFPC BlackRock Total Business Earnings are reconciled to GAAP in Appendix

A Differentiated Franchise Positioned for Growth A Core Funded Bank... That's Fee Driven... With Capital Flexibility BK 59% PNC 74% ONE 78% WB 81% FITB 88% WFC 93% USB 95% FBF 95% STI 97% NCC 114% KEY 127% BK 71% PNC 60% ONE 51% NCC 49% USB 48% WB 46% FITB 45% FBF 42% STI 42% WFC 40% KEY 38% FITB 11.3% ONE 9.7% PNC 8.9% FBF 8.4% WB 8.4% USB 8.3% KEY 8.2% NCC 8.1% WFC 7.9% STI 7.4% BK 6.9% Noninterest Income to Total Revenue Loans to Deposits Tier I Ratio Information as of or for the quarter ended 6/30/03 Source: SNL DataSource, PNC as reported

Banking businesses 5 - 7% Asset management and processing 15 - 20% Capital management 1 - 3% Consolidated PNC 10 - 12% Our Growth Goals Annualized Earnings Growth Three to Five Year Horizon

Growth Drivers Expand deposit households and deepen relationships Grow middle market relationships in our region Improve operating leverage at PNC Advisors and PFPC Continue BlackRock growth trend

Regional Community Bank Aspiration To be a leading regional bank with... Fast growing checking account customer base Demonstrated success in increasing share of wallet of loans, deposits and investments, and having a reputation for: Quality execution Strong risk management Outstanding customer service Strong ties to communities High levels of employee commitment

Selling More to Customers Proven Success in Growing Valuable Customer Base Regional Community Bank 2001 2002 6/30/03 1439 1542 1574 thousands Checking Relationships Provides Opportunities for Growth and Improved Retention Annuity fees +5% ATM / debit card fees +20% Online banking penetration rate +23% YTD 6/30/03 vs YTD 6/30/02

Keeping More Customers Retention Has Improved 2000 2001 2002 6/30/03 0.908 0.92 0.934 0.938 thousands YTD DDA Households - Retention 91% 92% 93% 94% Regional Community Bank

Weighted average for six months ended 6/30/03 As of 6/30/03 Growing and Deepening Relationships Regional Community Bank Strong Growth in Home Equity Lending 2001 2002 6/30/03 6.351 7.101 7.862 Average Home Equity Loans YTD $ billions Home Equity Credit Statistics First lien positions * 46% Loan-to-value ratios** 72% FICO scores** 712 ** *

United National Offers Compelling Strategic Opportunities Accelerates PNC expansion in fast-growing, affluent region Leverages PNC business mix, product lines, distribution capabilities, technology platform and customer insights Offers comparatively low integration risk Expected to be accretive in 2004, with IRR of approximately 15% which exceeds the return from share repurchases

A Client-Focused Approach to Wholesale Banking Focus on middle market customers in PNC's region Expand relationships with treasury management and capital markets products Continue to improve relationship returns Growth Opportunities Differentiated by People, Proximity and Product Set Earnings (millions) $135 Noninterest income / revenue 52% Average loans (billions) $15 Six months ended June 30, 2003 Financial Highlights

PNC Advisors - An Advice-Based Provider Strategy Enhance sales culture Shift from a product- based to an advice- based provider Strengthen existing client relationships Realign cost structure Growth Opportunities Financial Highlights Earnings (millions) $36 Assets under management (billions) $51 Noninterest income / revenue 86% Efficiency 81% Six months ended June 30, 2003

Demographically Attractive Region $1.7 trillion estimated investable assets in footprint with expected growth of 7-10% 350,000 existing and prospective clients with assets greater than $1 million Opportunity: Over 35,000 have relationships with PNC Bank, but not PNC Advisors PNC Advisors

PFPC - A Leading Global Fund Processor Strong management team in place Strengthened marketing organization Excellent technology platform Efficiency initiatives in progress Improving Competitive Position

PFPC Beginning 12/31/02 $510 26 25 Won / expanded business 108 0 2 Lost business (12) (6) 0 Market / other 12 0 1 Ending 6/30/03 $618 20 28 Restoring Top-Line Momentum Fund Accounting Assets ($ billions) Transfer Agency Accounts (millions) Subaccounting Accounts (millions) Operating margin equals operating income divided by total fund servicing revenue Shareholder Servicing Accounts Operating margin 21% in second quarter 2003

1997 1998 1999 2000 2001 2002 1H03 Fixed income 52 65 86 117 135 176 196 Liquidity 40 49 58 61 80 79 71.585 Equity 13 15 19 22 18 13 12.412 Alternative investment products 0.489 2 2 4 6 5 6.352 BlackRock - A World Class Asset Manager $ billions Assets Under Management Liquidity Fixed income Equity Alternative investment products Client-driven consolidation of fixed income managers BlackRock Solutions Leverage unified operating platform Growth Opportunities $204 $165 $239 $105 $131 $273 $286

Summary PNC is... Building a moderate-risk, high-return franchise Capable of delivering strong returns in this environment Investing in its businesses to drive above average growth over time

Appendix

Cautionary Statement Regarding Forward-Looking Information This presentation contains forward-looking statements with respect to PNC's outlook or expectations for earnings, revenues, expenses, capital levels, asset quality or other future financial or business performance, strategies or expectations, or the impact of legal, regulatory or supervisory matters on PNC's business operations or performance. It also contains forward-looking statements with respect to PNC's outlook or expectations with respect to the planned acquisition of United National Bancorp, the expected costs to be incurred in connection with the cquisition, United National's future performance, and the anticipated consequences of the integration of United National into PNC. Forward- looking statements are typically identified by words or phrases such as "believe," "feel," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "position," "target," "assume," "achievable," "potential," "strategy," "goal," "objective," "plan," "aspiration," "outcome," "continue," "remain," "maintain," "seek," "strive," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "might," "can," "may," or similar expressions. PNC cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and PNC assumes no duty and does not undertake to update forward- looking statements. Actual results could differ materially from those anticipated in forward-looking statements, and future results could differ materially from historical performance. In addition to factors previously disclosed in PNC's SEC reports (accessible on the SEC's website at www.sec.gov and on PNC's website at www.pnc.com) and otherwise discussed in this presentation, the forward-looking statements in this presentation are subject, among others, to the following risks and uncertainties, which could cause actual results or future events to differ materially from those anticipated in forward- looking statements or from historical performance: Changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which if adverse could result in: a deterioration in credit quality, increased credit losses, and increased funding of unfunded loan commitments and letters of credit; an adverse effect on the allowances for credit losses and unfunded loan commitments and letters of credit; a reduction in demand for credit or fee- based products and services; a reduction in net interest income, value of assets under management and assets serviced, value of private equity investments and of other debt and equity investments, value of loans held for sale or value of other on-balance sheet and off-balance sheet assets; or changes in the availability and terms of funding necessary to meet PNC's liquidity needs; Relative and absolute investment performance of assets under management; The introduction, withdrawal, success and timing of business initiatives and strategies, decisions regarding further reductions in balance sheet leverage, the timing and pricing of any sales of loans held for sale, and PNC's inability to realize cost savings or revenue enhancements, or to implement integration plans relating to or resulting from mergers, acquisitions, restructurings and divestitures; Customer borrowing, repayment, investment and deposit practices and their acceptance of PNC's products and services;

Cautionary Statement Regarding Forward-Looking Information (continued) The impact of increased competition; How PNC chooses to redeploy available capital, including the extent and timing of any share repurchases and acquisitions or other investments in PNC businesses; The inability to manage risks inherent in PNC's business; The unfavorable resolution of legal proceedings or government inquiries; the impact of increased litigation risk from recent regulatory and other governmental developments; and the impact of reputational risk created by recent regulatory and other governmental developments on such matters as business generation and retention, the ability to attract and retain management, liquidity and funding; The denial of insurance coverage for claims made by PNC; An increase in the number of customer or counterparty delinquencies, bankruptcies or defaults that could result in, among other things, increased credit and asset quality risk, a higher provision for credit losses and reduced profitability; The impact, extent and timing of technological changes, the adequacy of intellectual property protection and costs associated with obtaining rights in intellectual property claimed by others; Actions of the Federal Reserve Board affecting interest rates, money supply or otherwise reflecting changes in monetary policy; The impact of legislative and regulatory reforms and changes in accounting policies and principles; The impact of the regulatory examination process, PNC's failure to satisfy the requirements of written agreements with regulatory and other governmental agencies, and regulators' future use of supervisory and enforcement tools; Terrorist activities and international hostilities which may adversely affect the general economy, financial and capital markets, specific industries, and PNC; and Issues related to the completion of the pending acquisition of United National Bancorp and the integration of its business into that of PNC, including the following: Completion of the transaction is dependent on, among other things, receipt of stockholder and regulatory approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all; The transaction may be materially more expensive to complete than anticipated, including as a result of unexpected factors or events; The integration of United National's business and operations into PNC, which will include conversion of United National's different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to United National's or PNC's existing businesses; The anticipated cost savings of the acquisition may take longer to be realized or may not be achieved in their entirety; and The anticipated benefits to PNC are dependent in part on United National's business performance in the future, and there can be no assurance as to actual future results, which could be impacted by various factors, including the risks and uncertainties generally related to PNC's and United National's performance (with respect to United National, see United National's SEC reports, also accessible on the SEC's website) or due to factors related to the acquisition of United National and the process of integrating it into PNC.

Proxy Statement/Prospectus Information The PNC Financial Services Group, Inc. and United National Bancorp will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. will be available free of charge from Shareholder Services at (800) 982-7652. Documents filed with the SEC by United National Bancorp will be available free of charge from Shareholder Relations at (908) 429-2406. The directors, executive officers, and certain other members of management of United National Bancorp may be soliciting proxies in favor of the merger from its shareholders. For Information about these directors, executive officers, and members of management, shareholders are asked to refer to United National Bancorp's most recent annual meeting proxy statement, which is available on United National Bancorp's website (www.unitedtrust.com) and at the addresses provided in the preceding paragraph.

Non-GAAP to GAAP Reconcilement Banking businesses Regional Community Banking $311 54% Wholesale Banking 135 23% PNC Advisors 36 6% Total banking businesses 482 83% Asset management and processing businesses BlackRock 74 13% PFPC 27 4% Total asset management and processing businesses 101 17% Total business results 583 100% Intercompany eliminations (3) Other (134) Total consolidated $446 Earnings (Loss) Business Earnings Contribution $ millions Six Months Ended 6/30/03 Appendix Results of Businesses

Peer Group of Super- Regional Banks The Bank of New York Company, Inc. BK Bank One Corporation ONE Fifth Third FITB FleetBoston Financial Corporation FBF KeyCorp KEY National City Corporation NCC The PNC Financial Services Group, Inc. PNC SunTrust Banks, Inc. STI U.S. Bancorp USB Wachovia Corporation WB Wells Fargo & Company WFC Ticker Appendix

Rating Agency Peer Groups

Appendix

Standard & Poor's

	Ticker
Bank One Corporation	ONE
BB&T Corporation	BBT
Comerica Incorporated	CMA
FleetBoston Financial Corporation	FBF
National City Corporation	NCC
Regions Financial Corporation	RF
Wachovia Corporation	WB

S&P peer group includes regional banks with assets greater than $25 billion and a long-term issuer rating of A

Moody's

	Ticker
BB&T Corporation	BBT
FleetBoston Financial Corporation	FBF
J.P. Morgan Chase & Co.	JPM
Regions Financial Corporation	RF

Moody's peer group includes regional banks with assets greater than $25 billion and a senior unsecured issuer rating of A1

PNC